UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 6, 2018

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001‑37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401‑9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2018, the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Cynthia Collins as a director.  Ms.  Collins has been designated as a class II director to serve in accordance with the Company’s By-Laws until the Company’s 2021 Annual Meeting of Stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal, or resignation.

Ms. Collins previously served as the Chief Executive Officer of Human Longevity, Inc. (“Human Longevity”), a genomics company, from January 2017 to December 2017. Prior to joining Human Longevity, Ms. Collins served as the Chief Executive Officer and GM of the Cell Therapy and Lab Business division of GE Healthcare Life Sciences, a division of General Electric Company (“GE Healthcare”), a global digital industrial company, from April 2015 to December 2016, as the CEO, IVD, of Clarient Diagnostics, Inc., a division of GE Healthcare, from October 2013 to April 2015,  as Chief Executive Officer and director of GenVec, Inc., a public biopharmaceutical company, from May 2012 to September 2013 and as Group Vice President, Cellular Analysis of Beckman Coulter, a global supplier of diagnostic solutions, from 2007 to 2011. Ms. Collins also serves on the board of directors of Cavidi AB, a private research and clinical diagnostics company, since March 2018, Triumvira Immunologics, Inc., a private biotechnology company, since April 2018, DermTech, Inc., a private diagnostics company, since September 2018 and Biocare Medical, LLC, a private instrumentation and reagents company, since September 2018. Ms. Collins received a BS,  Microbiology from the University of Illinois, Urbana and an MBA from The University of Chicago Booth School of Business.

In accordance with the Company’s director compensation policy, Ms. Collins will receive (i) annual cash compensation of $35,000 as a member of the Board and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof and (ii) an option to purchase 23,076 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of her appointment, which option will vest as to one-third of the shares of common stock underlying the option in three equal installments on each anniversary of the date of grant, subject to Ms. Collin’s continued service on the Board.   Ms.  Collins entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1 (File No. 333-208856), filed with the Securities and Exchange Commission on January 4, 2016.

On December 7, 2018, Boris Nikolic, M.D., resigned from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	December 10, 2018	By:	/s/ Andrew A. F. Hack
Andrew A. F. Hack Chief Financial Officer